Exhibit 10.288

FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

[Domain Site, Garland, TX]

This FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of August 14, 2015 (the “Effective Date”), by and between RCM Firewheel, LLC, a Texas limited liability company (“Seller”), and ArchCo Residential LLC, a Delaware limited liability company (“Purchaser”).

Recitals

This Amendment is made with respect to the following facts:

A.            Seller and Purchaser entered into the Agreement of Purchase and Sale dated as of April 29, 2015 (the “Original Agreement”), with respect to approximately 135.89 acres of land located in Garland, Texas (the “Property”), as more particularly described in the Purchase Agreement.

B.            Seller and Purchaser have also entered into the Amendment to Agreement of Purchase and Sale, dated as of July 13, 2015 (the “First Amendment”), the Second Amendment to Agreement of Purchase and Sale, dated as of July 29, 2015 (the “Second Amendment”), and the Third Amendment to Agreement of Purchase and Sale, dated as of August 6, 2015 (the “Third Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to in this Amendment as the “Purchase Agreement”.

C.            Seller and Purchaser desire to amend the Purchase Agreement as set forth in this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.           Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.           Due Diligence Period. The Due Diligence Period shall expire on August 14, 2015, and this Amendment serves as Purchaser’s Due Diligence Notice under Section 2.2(b) of the Original Agreement.

3.           Geotechnical Investigation.

3.1           Geotechnical Investigation Period. Notwithstanding that the Due Diligence Period expires on August 14, 2015, Purchaser shall have through August 31, 2015 (the “Geotechnical Investigation Period”) to (a) perform geotechnical investigations for the Property (“Purchaser’s Geotechnical Investigation”), (b) determine the scope of the Phase I Preparation Work and the Phases II & III Preparation Work (as those terms are defined in Paragraph 3.2), and (c) obtain the Phase I Preparation Cost Estimate and the Phases II & III Preparation Cost Estimate (as those terms are defined in Paragraph 3.3).

3.2           Phase I Preparation Work. “Phase I Preparation Work” means the work necessary, as determined by Purchaser’s geotechnical engineer, to prepare the existing soils on the Phase I Land so that the soils are in an acceptable state to receive the mass grading work relating to the Flood Plain Improvements and are not detrimental to future building construction for the Phase I Project. “Phase I Engineer’s Cost Estimate” means an estimate prepared by Purchaser’s geotechnical engineer of the total costs to perform the Phase I Preparation Work.

3.3           Phases II & III Preparation Work. “Phases II & III Preparation Work” means the work necessary, as determined by Purchaser’s geotechnical engineer, to prepare the existing soils on the Phase II Land and the Phase III Land so that the soils are in an acceptable state to receive the mass grading work relating to the Flood Plain Improvements and are not detrimental to future building construction for the Phase II Project and the Phase III Project. “Phases II & III Engineer’s Cost Estimate” means an estimate prepared by Purchaser’s geotechnical engineer of the total costs to perform the Phases II & III Preparation Work.

3.4           Purchaser’s Election Regarding Phase I Preparation Work. If the Phase I Engineer’s Cost Estimate does not exceed $100,000, Seller and Purchaser shall proceed to Closing for the Phase I Property and Seller, at Purchaser’s cost, shall perform the Phase I Preparation Work before commencing the construction of the Flood Plain Improvements in accordance with the Purchase Agreement. Notwithstanding anything to the contrary in the Purchase Agreement, if the Phase I Engineer’s Cost Estimate exceeds $100,000, Purchaser may elect, by delivering written notice to Seller and Escrow Agent on or before the last day of the Geotechnical Investigation Period, to either (a) terminate the Purchase Agreement, or (b) proceed to Closing for the Phase I Property (the “Phase I Closing Election”). If Purchaser terminates the Purchase Agreement in accordance with this Paragraph 3.4, the Escrow Agent shall disburse the Earnest Money to Purchaser in accordance with Section 9.2 of the Original Agreement, and all further rights and obligations of the parties under the Purchase Agreement shall terminate, except those which by their terms survive any termination of the Purchase Agreement. If Seller and Purchaser proceed to Closing for the Phase I Property in accordance with this Paragraph 3.4: (i) Seller will obtain an estimate of the costs to perform the Phase I Preparation Work from the FPI Contractor (the “Phase I Contractor’s Estimate”); (ii) Purchaser shall, at Closing for the Phase I Property, deposit with the Escrow Agent, to be held in the FPI Escrow Account in accordance with the terms and conditions of the FPI Escrow Agreement, an amount equal to the least of (A) the Phase I Engineer’s Cost Estimate, (B) the Phase I Contractor’s Estimate, or (C) such lesser amount to which Purchaser and Seller may agree, each in its sole discretion; and (iii) Seller shall perform the Phase I Preparation Work before commencing the construction of the Flood Plain Improvements in accordance with the Purchase Agreement.

3.5           Seller’s Election Regarding Phases II & III Preparation Work. If the Phases II & III Engineer’s Cost Estimate does not exceed $100,000 and Purchaser does not terminate the Purchase Agreement in accordance with Paragraph 3.4, Seller, at Seller’s cost, shall perform the Phases II & III Preparation Work before commencing the construction of the Flood Plain Improvements in accordance with the Purchase Agreement. If the Phases II & III Engineer’s Cost Estimate exceeds $100,000, Seller may elect, by delivering written notice to Purchaser and Escrow Agent on or before the third Business Day after Purchaser delivers the Phases II & III Engineer’s Cost Estimate to Seller, to either (a) perform, at Seller’s cost, the Phases II & III Preparation Work before commencing the construction of the Flood Plain Improvements in accordance with the Purchase Agreement, or (b) perform the Flood Plain Improvements in accordance with the Purchase Agreement without regard to the Phases II & III Preparation Work (the “No Preparation Work Election”). If Seller does not deliver written notice of its election in accordance with the immediately preceding sentence, Seller shall be deemed to have elected the No Preparation Work Election. Purchaser and Seller will proceed to Closing for the Phase I Property regardless of Seller’s election under this Paragraph 3.5. Notwithstanding anything to the contrary in the Purchase Agreement, if Seller elects the No Preparation Work Election in accordance with this Paragraph 3.5, (i) Purchaser shall have the right but not the obligation to waive the Phase II Option and the Phase III Option by delivering written notice to Purchaser and Escrow Agent on or before the Closing the Phase I Property; and (ii) if Purchaser waives the Phase II Option and the Phase III Option in accordance with this Paragraph 3.5, Purchaser shall not be obligated to deliver the Phase II Option Payment and the Phase III Option Payment at the Closing the Phase I Property.

4.          Compaction Specifications. Seller agrees that the specifications for the mass grading work to be performed as part of the Flood Plain Improvements will include the compaction specifications recommended in the letter dated August 6, 2015 from RGL Consulting Engineers to Purchaser. For clarity, the specifications for the Phase I Preparation and the Phases II & III Preparation Work will be separately determined.

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5.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered to the Escrow Agent and the other party by facsimile or in pdf format by email transmission.

6.          Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

7.          Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

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Seller and Purchaser have executed this Amendment as of the Effective Date .

Seller:

RCM Firewheel, LLC
a Texas limited liability company

By:	/s/ Tim Coltart
Name:	Tim Coltart
Title:	President

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Purchaser:

ArchCo Residential, LLC
a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Chief Executive Officer

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